List of Subsidiaries	Exhibit 21

1.	LaSalle Hotel Operating Partnership, L.P.	45.	LHO Onyx Hotel One, L.L.C.
2.	LHO Hollywood Financing, Inc. (QRS)	46.	LHO Badlands, L.L.C.
3.	LHO New Orleans Financing, Inc.	47.	LHO Badlands Lessee, L.L.C.
4.	LHO Financing, Inc.	48.	LHO Le Parc, L.L.C.
5.	LHO Hollywood LM, L.P.	49.	LHO Le Parc, L.P.
6.	LHO New Orleans LM, L.P.	50.	LHO Le Parc Lessee, Inc.
7.	LHO Financing Partnership I, L.P.	51.	Westban Hotel Investors, L.L.C.
8.	LHO Viking Hotel, L.L.C.	52.	LHO Backstreets, L.L.C.
9.	LHO Harborside Hotel, L.L.C.	53.	LHO Backstreets Lessee, L.L.C.
10.	LHO Mission Bay Hotel, L.P.	54.	LHO Tom Joad Circle DC Lessee, L.L.C.
11.	LHO San Diego Financing, L.L.C.	55.	LHO Tom Joad Circle DC, L.L.C.
12.	LaSalle Washington One Lessee, Inc.	56.	LHO Mission Bay Rosie Hotel, L.L.C.
13.	LaSalle Washington Two Lessee, Inc.	57.	LHO Mission Bay Rosie Hotel, L.P.
14.	LaSalle Washington Three Lessee, Inc.	58.	LHO Mission Bay Rosie Lessee, Inc.
15.	LaSalle Washington Four Lessee, Inc.	59.	LHO Alexis Hotel, L.L.C.
16.	LHO Washington Five Lessee, L.L.C.	60.	LHO Alexis Lessee, L.L.C.
17.	LHO Washington Hotel One, L.L.C.	61.	LHO Chicago River, L.L.C.
18.	LHO Washington Hotel Two, L.L.C.	62.	LHO Chicago River Lessee, L.L.C.
19.	LHO Washington Hotel Three, L.L.C.	63.	LHO Michigan Avenue Freezeout Lessee, L.L.C.
20.	LHO Washington Hotel Four, L.L.C.	64.	LHO Michigan Avenue Freezeout, L.L.C.
21.	I&G Capital, L.L.C.	65.	Lucky Town Burbank, L.P.
22.	LaSalle Hotel Lessee, Inc.	66.	Lucky Town Burbank Lessee, Inc.
23.	LHO Dallas One Lessee L.L.C.	67.	Lucky Town Burbank, L.L.C.
24.	LHO Dallas Beverages, Inc.	68.	NYC Serenade Lessee, L.L.C.
25.	LHO Bloomington One Lessee, L.L.C.	69.	NYC Serenade, L.L.C.
26.	LHO Leesburg One Lessee, Inc.	70.	Souldriver Lessee, Inc.
27.	LHO Washington Hotel Six, L.L.C.	71.	Souldriver, L.L.C.
28.	LHO Washington Six Lessee, Inc.	72.	Souldriver, L.P.
29.	LHO Indianapolis One Lessee, L.L.C.	73.	Magic Member, L.L.C.
30.	LHO Indianapolis Hotel One MM, L.L.C.	74.	Modern Magic Hotel, L.L.C.
31.	LHO Indianapolis Hotel One CMM, Inc.	75.	Magic Member Lessee, L.L.C.
32.	LHO Indianapolis Hotel One, L.L.C.	76.	Modern Magic Hotel Lessee, L.L.C.
33.	LHO Alexandria One, L.L.C.	77.	Ramrod Lessee, Inc.
34.	LHO Alexandria One Lessee, L.L.C.	78.	Paradise Lessee, Inc.
35.	LHO Santa Cruz Hotel One, L.L.C.	79.	Glass Houses
36.	LHO San Diego Hotel One, L.L.C.	80.	DC One Lessee, L.L.C.
37.	LHO San Diego Hotel One, L.P.	81.	DC Two Lessee, L.L.C.
38.	LHO Santa Cruz Hotel One, L.P.	82.	DC Three Lessee, L.L.C.
39.	LHO San Diego One Lessee, Inc.	83.	DC Four Lessee, L.L.C.
40.	LHO Santa Cruz One Lessee, Inc.	84.	DC Six Lessee, L.L.C.
41.	LHO Grafton Hotel, L.P.	85.	DC I&G Capital Lessee, L.L.C.
42.	LHO Grafton Hotel Lessee, Inc.	86.	DA Entity, L.L.C.
43.	LHO Grafton Hotel, L.L.C.	87.	RDA Entity, Inc.
44.	LHO Onyx One Lessee, L.L.C